      As filed with the Securities and Exchange Commission on June 10, 2005

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               COMTECH GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                 MARYLAND                                     52-0466460
     -------------------------------                   -----------------------
     (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)

                                C/O COMTECH GROUP
                                    ROOM 1001
                           TOWER C, SKYWORTH BUILDING
                        HIGH-TECH INDUSTRIAL PARK NANSHAN
                      DISTRICT SHENZHEN, P.R. CHINA 518057
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                  COMTECH GROUP, INC. 2004 STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                                  JEFFREY KANG
                             CHIEF EXECUTIVE OFFICER
                     SUITE 1001, TOWER C, SKYWORTH BUILDING
                            HIGH-TECH INDUSTRIAL PARK
                            NANSHAN, SHENZHEN 518057
                           PEOPLE'S REPUBLIC OF CHINA
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                              011-86-755-2674-3210
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                              MITCHELL S. NUSSBAUM
                                 LOEB & LOEB LLP
                                 345 PARK AVENUE
                             NEW YORK, NY 10154-0037


                                        CALCULATION OF REGISTRATION FEE

                                                                          PROPOSED
                                                                          MAXIMUM       PROPOSED MAXIMUM     AMOUNT OF
                                                     AMOUNT TO BE      OFFERING PRICE       AGGREGATE      REGISTRATION
      TITLE OF SECURITIES TO BE REGISTERED          REGISTERED(1)       PER SHARE(2)    OFFERING PRICE(2)       FEE
    ---------------------------------------        ----------------        -----           -----------       ---------
    Common Stock, par value $0.01 per share        2,500,000 shares        $5.87           $14,675,000       $1,727.25


------------
(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this Registration Statement covers an intermediate number of securities to be offered as a result of an adjustment from stock splits, stock dividends or similar events.
(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the high and low prices of the Company's Common Stock as reported on June 3, 2005 on the Nasdaq National Market.

                               COMTECH GROUP, INC.

                       REGISTRATION STATEMENT ON FORM S-8

         Explanatory Note
         ----------------

         The purpose of this Registration Statement on Form S-8 of Comtech Group, Inc., a Maryland corporation ("we," "us" or the "Company"), is to register 2,500,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), issuable pursuant to the Comtech Group, Inc. 2004 Stock Incentive Plan.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference into this Registration Statement:

         (a) The Company's Prospectus filed under Rule 424(b)(3) containing audited financials for the fiscal year ended December 31, 2004 filed on May 5, 2005;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

         (c) The Registrant's Current Reports on Form 8-K dated January 6, 2005, January 14, 2005, January 19, 2005, January 21, 2005,
              January 31 2005, May 12, 2005 and May 17, filed with the Commission; and

         (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1, as filed with the Commission on April 20, 2005, and as amended on May 27, 2005.

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4.  Description of Securities.
         -------------------------

         Not applicable.

ITEM 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not applicable.

ITEM 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         The Company's amended and restated bylaws provide that we will indemnify our directors and officers to the maximum extent required or permitted by Maryland law. Our bylaws permit us to indemnify any person made or threatened to be made a party to an action, suit or proceeding, whether, civil, criminal, administrative or investigative, by reason of the fact that such person, at our request, is or was a director or officer of another corporation, against the liabilities, costs and expenses of every kind actually and reasonably incurred by him as a result of such action, suit or proceeding, or any threat thereof or any appeal thereon, to the full extent required or permitted under applicable common or statutory law, state or federal. This indemnity is exclusive of other rights to which such person may be entitled.

ITEM 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.

ITEM 8.  Exhibits.
         --------

        EXHIBIT
        NUMBER              DESCRIPTION
        4.1                 Comtech Group, Inc. 2004 Stock Incentive Plan.
        5.1                 Opinion of Loeb & Loeb LLP.
        23.1                Consent of Deloitte Touche Tohmatsu
        23.2                Consent of Loeb & Loeb LLP (contained in its opinion
                            filed as Exhibit 5.1 to this Registration
                            Statement).
        24.1                Power of Attorney.

ITEM 9.  Undertakings.
         ------------

         (A)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Nevada Revised Statutes, the Certificate of Incorporation of the Company, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned on this 10th day of June, 2005.

                                     COMTECH GROUP, INC.


                                     By:   /s/ Jeffrey Kang
                                           -------------------------------------
                                           Jeffrey Kang
                                           Chief Executive Officer and President

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Kang and Hope Ni, jointly and severally, her (his) attorneys-in-fact, each with the power of substitution, for her (him) in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          SIGNATURE                               TITLE                              DATE
--------------------------------    -------------------------------------       --------------

/s/ Jeffrey Kang                    Chief Executive Officer, President          June 10, 2005
--------------------------------    and Chairman (Principal Executive
Jeffrey Kang                        Officer)

/s/ Hope Ni                         Chief Financial Officer                     June 10, 2005
--------------------------------    (Principal Financial and Accounting
Hope Ni                             Officer)

                                    Chief Technical Officer and Director        June 10, 2005
--------------------------------
Li Zhou

/s/ Amy Kong                        Director                                    June 10, 2005
--------------------------------
Amy Kong

/s/ Q.Y. Ma                         Director                                    June 10, 2005
--------------------------------
Q.Y. Ma

/s/ Frank Zheng                     Director                                    June 10, 2005
--------------------------------
Frank Zheng

/s/ Mark S. Hauser                  Director                                    June 10, 2005
--------------------------------
Mark S. Hauser

                                    Director                                    June 10, 2005
--------------------------------
Mark B. Segall

                                INDEX TO EXHIBITS

EXHIBIT              DESCRIPTION
NUMBER
4.1                  Comtech Group, Inc. 2004 Stock Incentive Plan.
5.1                  Opinion of Loeb & Loeb LLP.
23.1                 Consent of Deloitte Touche Tohmatsu
23.2                 Consent of Loeb & Loeb LLP (contained in its opinion filed as Exhibit 5.1 to this Registration Statement).
24.1                 Power of Attorney (inlcuded on signature page).